UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2024

GLOBAL ACQUISITIONS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Nevada	000-24970	88-0203976
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1120 N. Town Center Dr #160 Las Vegas, NV	89144
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (702) 317-7302

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On October 31, 2024, John Boreta resigned as a member of the Board of Directors of Global Acquisitions Corporation (the “Company”). Mr. Boreta’s resignation was not the result of any disagreement with the Company.

(d) Also effective on October 31, 2024, effective immediately after the resignation of Mr. Boreta, the Board of Directors appointed James Askew as a member of the Board of Directors. Mr. Askew will serve until the Company’s next annual meeting of stockholders, until his successor has been duly elected and qualified, or until his earlier death, resignation or removal.

At the same time, the Board, pursuant to the power provided to the Board by the Company’s Bylaws, set the number of members of the Board at three (3) members.

The Board does not currently have any committees.

Mr. Askew is not party to any material plan, contract or arrangement (whether or not written) with the Company, except for the Warrants and Consulting Agreement (discussed and described in greater detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on July 5, 2024), and there are no arrangements or understandings between Mr. Askew and any other person pursuant to which Mr. Askew as selected to serve as a director of the Company, nor is Mr. Askew a participant in any related party transaction required to be reported pursuant to Item 404(a) of Regulation S-K, except as discussed above.

                Mr. Askew’s biographical information is disclosed below:

                James Askew, age 60

                Since December 2023, Mr. Askew has served as Chairman, President, and Chief Executive Officer of Data Gumbo Intelligent Systems, Inc.  Since November 2020, Mr. Askew has served as an advisor of the Company.  Mr. Askew has been a co-founder and advisor to Verde Clean Fuels (Nasdaq:VGAS) since August 2020.  Mr. Askew has been an entrepreneur, investor, and capital markets advisor to various companies, primarily in the energy industry, with assets and operations in numerous jurisdictions throughout Africa and The America’s for more than thirty years.

Item 7.01 Regulation FD Disclosure.

On November 1, 2024, the Company issued a press release disclosing the Company’s change in business strategy to work to become a leader in the global sports entertainment and media industry.

A copy of the press release is attached hereto as Exhibit 99.1, and is incorporated into this Item 7.01 by reference.

The Company is providing an updated presentation, a copy of which is furnished herewith as Exhibit 99.2 and incorporated into this Item 7.01 by reference.

The information contained in Item 7.01 of this Current Report (and including Exhibits 99.1 and 99.2 hereto) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release and presentation furnished as Exhibits 99.1 and 99.2 to this Current Report on Form 8-K, contain forward-looking statements, and, as such, may involve known and unknown risks, uncertainties and assumptions. These forward-looking statements relate to the Company’s current expectations and are subject to the limitations and qualifications set forth in the presentation and press release, as well as in the Company’s other filings with the Securities and Exchange Commission, including, without limitation, that actual events and/or results may differ materially from those projected in such forward-looking statements. These statements also involve known and unknown risks, which may cause the results of the Company and its subsidiaries to be materially different than those expressed or implied in such statements. Accordingly, readers should not place undue reliance on any forward-looking statements. Forward-looking statements may include comments as to the Company’s beliefs and expectations as to future financial performance, events and trends affecting its business and are necessarily subject to uncertainties, many of which are outside the Company’s control. More information on potential factors that could affect the Company’s financial results is included from time to time in the “Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s periodic and current filings with the SEC, including the Form 10-Qs and Form 10-Ks, filed with the SEC and available at www.sec.gov, and specifically including the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2024 and Annual Report on Form 10-K for the year ended December 31, 2023. Forward-looking statements speak only as of the date they are made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as otherwise provided by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit
99.1	Press Release of Global Acquisitions Corp. dated November 1, 2024
99.2	Presentation of Global Acquisitions Corp. (October 2024)
99.2	Presentation of Global Acquisitions Corp. (October 2024) (PDF)
104	Cover Page Interactive Data File (embedded within the Inline XBRL documents).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Acquisitions Corporation

	By:	/s/ Ronald S. Boreta
Date: November 1, 2024	Name:	Ronald S. Boreta
	Title:	Chief Executive Officer